ACCOUNTANT'S CONSENT

                                                         EXHIBIT 23 (a)

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 26, 1999 relating to the financial statements of JWGenesis Financial Corp., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.



 /s/ Pricewaterhousecoopers LLP
PRICEWATERHOUSECOOPERS LLP


Tampa, Florida
March 31, 1999